                                                                    EXHIBIT 10.1

                      ACKNOWLEDGMENT, WAIVER AND AMENDMENT
                                     TO THE
               INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

            This   ACKNOWLEDGMENT,   WAIVER  AND  AMENDMENT  ("Waiver")  TO  THE
INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT is made as of July 28, 2002 by and between Datatec Industries,  Inc., a Delaware  corporation  ("Customer") and
IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                   RECITALS:

            WHEREAS,  Customer  and IBM Credit have  entered  into that  certain
Inventory and Working Capital Financing  Agreement dated as of November 10, 2000
(as  amended,  supplemented  or  otherwise  modified  from  time  to  time,  the
"Agreement");

            WHEREAS,  Customer  is in  default  of one or more of its  financial covenants contained in the Agreement (as more specifically  explained in Section
2 hereof);

            WHEREAS, Customer requests that IBM Credit waive such defaults; and

            WHEREAS,  IBM Credit is willing to waive such  default and amend the
Agreement subject to the conditions set forth below.

                                   AGREEMENT

            NOW THEREFORE,  in  consideration  of the premises set forth herein, and for other good and  valuable  consideration,  the value and  sufficiency  of which is hereby  acknowledged,  the parties  hereto agree that the  Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment.

            Customer  acknowledges  that the  financial  covenants  set forth in
Attachment  A to the  Agreement  are  applicable  to the  financial  results  of
Customer for the fiscal year ending April 30, 2002, and Customer was required to maintain such financial  covenants at all times.  Customer further  acknowledges its actual attainment was as follows:

                                          Covenant                            Covenant
       Covenant                           Requirement                         Actual
       --------                           ------------------------------      ---------------

(i)    Net Profit after Tax to Revenue    Equal to or greater than             -10.7%
                                          0.1%

(ii)   Debt Service Ratio                 Equal or greater than                -2.5:1.0
                                          2.0:1.0

The preceding being the "Defaults".

Section 3.  Waivers to  Agreement.  IBM Credit  hereby  waives the  Defaults  of
Customer  with the terms of the  Agreement  to the extent such  Defaults are set forth in Section 2 hereof.

Section  4.   Amendment.   The   Agreement   is  hereby   amended  as   follows,
notwithstanding any other conditions precedent contained herein:

            A. As of the date hereof,  IBM Credit shall not be obligated to make any Term Loan Advances to Customer.  Customer  shall make payments to IBM Credit in  accordance  with the terms of  Section  2.4(D) of the  Agreement  as revised herein.

            B. Section  2.4(D) is hereby  amended by deleting it in its entirety and substituting the following therefor:

            "(D)  Customer  shall pay to IBM Credit,  commencing  May 30,  2002, monthly  installments of $300,000 on the 25th day of every month, for each month through November 25, 2002, and shall pay in full the Outstanding Term Loan on or by the Term Loan Stated Maturity Date."

            C.  Schedule A to the  Agreement is hereby  amended by deleting such
Schedule A in its entirety and substituting it, in lieu thereof,  the Schedule A attached hereto.

            D. Section 1.1 of the  Agreement  is hereby  amended by deleting the definition  of  "Termination  Date" in its  entirety and  substituting,  in lieu thereof, the following definition:

"Termination  Date":  shall mean  December 31, 2002,  unless  Customer  fails to secure  replacement  financing,  in which case such  agreement will be extended;
however in no event shall such extended  termination  date be later than May 31,
2003."

            E. Section  3.1(K) of the  Agreement  is hereby  amended by deleting such section in its entirety.

Section  5.  Conditions  to  Effectiveness  of  Waiver.  The waiver set forth in
Section 3 hereof  shall  become  effective  upon:

(a) the receipt by IBM Credit from Customer of this Waiver executed by Customer;
and

(b) the payment by Customer  to IBM Credit of a waiver fee (the  "Waiver  Fee"), payable in  immediately  available  funds,  in the amount of $77,935 by no later than  July 31,  2002.  The  Waiver  Fee shall be  nonrefundable  and shall be in addition to any other fees IBM Credit may charge customer.

Section 6. Rights and Remedies.  Except to the extent specifically waived herein
IBM Credit  reserves any and all rights and remedies  that IBM Credit now has or may have in the future with respect to Customer, including any and all rights or remedies  which it may have in the future as a result of  Customer's  failure to comply  with  its  financial  covenants  to IBM  Credit.  Except  to the  extent specifically  waived herein neither this Waiver,  any of IBM Credit's actions or
IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 7.  Governing  Law. This Waiver shall be governed by and  interpreted in accordance with the laws which govern the Agreement.

Section 8.  Counterparts.  This  Waiver  may  be  executed  in  any  number  of counterparts,  each  of  which  shall  be an  original  and all of  which  shall constitute one agreement.

            IN WITNESS WHEREOF, this Waiver has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM Credit Corporation                    Datatec Industries, Inc.

By: /s/ Steven A. Flanagan                By: /s/ Isaac Gaon
   -----------------------------------       -----------------------------------
Print Name: Steven A. Flanagan            Print Name: Isaac Gaon
            --------------------------               ---------------------------

Title: Manager Special Handling           Title: Chairman and CEO
       -------------------------------           -------------------------------

Date: July 30, 2002                       Date: July 29, 2002
      --------------------------------          --------------------------------

                                   SCHEDULE A

(A)     Term Loan Commitment:  Three Million Dollars ($3,000,000.00);

(B)     Term Loan Finance Charge:  Prime Rate plus 4.25%

(C)     Term Loan Minimum Draw Amount:  No additional draws will be permitted;

(D)     Term Loan Minimum  Prepayment Amount: Two Hundred Fifty Thousand Dollars
        ($250,000.00);

(E)     Term Loan Stated Maturity Date:  December 31, 2002;

(F)     Term Loan  Finance  Charges  are due monthly and as set forth in Section
        2.5 of the Agreement;

(G)     Term Loan Principal Payment Schedule:  as set forth in Section 2.4(D) of the Agreement.